Exhibit 10.52
SIXTH AMENDMENT TO AMENDED
AND RESTATED CREDIT AGREEMENT
     This Sixth Amendment to Amended and Restated Credit Agreement (“Amendment”) dated as of September 7, 2006, is made by and among NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP, a Washington limited partnership (“NCP Eight”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor, by merger, to U.S. Bank of Washington, National Association (“U.S. Bank”), as agent for Lenders (in such capacity, “Agent”).
RECITALS:
     A. NCP Eight and U.S. Bank entered into that certain Amended and Restated Credit Agreement dated January 4, 1996, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated March 30, 1998, as further amended by that certain Second Amendment to Amended and Restated Credit Agreement dated June 24, 2002, as further amended by that certain Third Amendment to Amended and Restated Credit Agreement dated February 6, 2003, as further amended by that certain Fourth Amendment to Amended and Restated Credit Agreement dated August 11, 2003, as further amended by that certain Fifth Amendment to Amended and Restated Credit Agreement dated December 10, 2004 (collectively the “Credit Agreement”). As used herein, capitalized terms shall have the meanings given to them in the Credit Agreement, except as otherwise defined herein or as the context requires.
     B. NCP Eight and U.S. Bank have agreed to amend the terms and conditions of the Credit Agreement so as to (1) extend the Maturity Date to March 31, 2010, and (2) modify certain other covenants and provisions of the Credit Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:
ARTICLE I — MODIFICATION OF LOAN TERMS
     1.1 Interest Rate Modifications. Section 3.4.3 of the Credit Agreement is hereby amended by deleting the table set forth therein and replacing it with the following:

Ratio of Funded Debt to Annualized	Prime	LIBOR
Cash Flow	Incremental	Incremental
(rounded to the nearest hundredth)	Rate	Rate
More than 3.5:1	0.35%	2.50%
3.0:1 to 3.5:1	0.25%	2.25%
Less than 3.0:1	0.00%	2.00%
SIXTH AMEND TO CRED AGM.2

     Section 1.2 Repayment. Section 3.5 of the Credit Agreement is hereby amended in its entirety to read as follows:
     3.5 Repayment. Interest on the Fifth Replacement Note shall be paid Quarterly, except with respect to LIBOR Rate Loans for which interest shall be paid either on the 90th day after the borrowing, renewal, or conversion date with respect to such LIBOR Rate Loan, or at the end of each Interest Period, whichever is sooner. For example, if an Interest Period expires more than 90 days after the borrowing, renewal, or conversion date with respect to such LIBOR Rate Loan, interest shall be paid on the 90th day and at the expiration of the Interest Period. The principal balance of the Loan outstanding as of the date of this Amendment shall be paid in Quarterly installments as follows, with the first payment due December 30, 2006:

Calendar Year	Quarterly Installment
2006	$25,000.00
2007	$40,000.00
2008	$55,000.00
2009	$65,000.00
     The entire principal balance together with all accrued interest shall be due and payable on March 31, 2010.
     Section 1.3 Replacement Note. The Loan shall be evidenced by a Fifth Replacement Note in the form attached to this Amendment as Exhibit A (“Fifth Replacement Note”). The Fifth Replacement Note shall be a “Note” for all purposes of the Credit Agreement and the other Loan Documents and shall be in substitution for, but not in payment of: (a) that certain Fourth Replacement Note dated August 11, 2003, in the principal amount of $4,857,697.63 which shall be marked “replaced” by the Agent, (b) that certain Third Replacement Note dated February 6, 2003, in the principal amount of $7,970,139.00 which has been marked “replaced” by the Agent, (c) that certain Second Replacement Note dated June 24, 2002, in the principal amount of $8,593,903.28 which has been marked “replaced” by the Agent, (d) that certain Replacement Note dated March 30, 1998, in the principal amount of $10,925,000, which has been marked “replaced” by the Agent, and (e) that certain Renewal Revolving Note dated January 4, 1996, in the principal amount of $11,925,000 which has been marked “replaced” by the Agent. All five such replaced notes shall be retained by Agent until the Loan shall have been paid in full; provided however, that Agent shall provide NCP-8 a copy of all such notes marked “replaced”.
     1.4 Funded Debt to Cash Flow. Section 7.11.3 of the Credit Agreement is deleted in its entirety and replaced with the following:
     7.11.3 Funded Debt to Cash Flow. As of the end of any Quarter during the term of the Loan, permit the ratio of Funded Debt to Annualized Cash Flow to exceed the following ratios:
SIXTH AMEND TO CRED AGM.2

Funded Debt to Annualized
For any Quarter Ending During or On:	Cash Flow Ratio
September 30, 2006	3.00:1.0
December 31, 2006 through March 31, 2007	2.75:1.0
June 30, 2007 through March 31, 2008	2.50:1.0
June 30, 2008 through March 31, 2009	2.25:1.0
June 30, 2009, and thereafter	2.00:1.0
     1.5 Capital Expenditures. Section 7.12 of the Credit Agreement is deleted in its entirety and replaced with the following:
     7.12 Capital Expenditures. Permit the total amount of capital expenditures to exceed $700,000 in the calendar year 2006, or in any calendar year thereafter. Unused capital expenditures under this Section 7.12 in any one year may be carried over to the next consecutive year, but not thereafter. Nothing herein shall be construed to extend the maturity date of the Loan beyond March 31, 2010.
ARTICLE II — CONDITIONS PRECEDENT
     The modifications to the Credit Agreement and the other Loan Documents set forth in this Amendment shall not be effective unless and until the following conditions have been fulfilled to Agent’s satisfaction:
     (a) Agent shall have received this Amendment and any other documents required by Agent to perfect or continue perfection of the liens and/or security interests granted by NCP Eight under the Security Agreement duly executed and delivered by the parties thereto.
     (b) Agent shall have received the following: (i) a duly executed partnership resolution of NCP Eight authorizing NCP Eight’s execution, delivery and performance of this Amendment, and (ii) a certificate executed by NCP Eight certifying that NCP Eight’s limited partnership agreement has not been amended or altered since NCP Eight delivered a copy of the agreement to Agent.
     (c) NCP Eight shall have paid to Agent all fees and expenses (including attorneys’ fees) incurred in connection with this Amendment.
ARTICLE III — MISCELLANEOUS
     Section 3.1 Representations and Warranties. NCP Eight hereby represents and warrants to Agent that as of the date of this Amendment, there exists no Default or Event of Default. All representations and warranties of NCP Eight contained in the Credit Agreement or any other Loan Document, or otherwise made in connection therewith or herewith are true and correct as of the date of this Amendment.
SIXTH AMEND TO CRED AGM.2

     Section 3.2 Security. The parties hereto agree that all Loan Documents, whether creating, evidencing, or perfecting Lenders’ security interests and liens against the collateral, including without limitation the Amendment to Security Agreement, the Security Agreement, the Franchise Assignment, the NCC Subordination Agreement, and all financing statements (a) shall remain in full force and effect, (b) shall secure the Loan, as amended, and all other Obligations of NCP Eight under the Credit Agreement and the other Loan Documents, and (c) are enforceable without defense, offset, or counterclaim.
     Section 3.3 Payment of Expenses. NCP Eight shall pay on demand all costs and expenses of Agent and Lenders incurred in connection with the preparation, negotiation, execution, and delivery of this Amendment, including without limitation reasonable attorneys’ fees.
     Section 3.4 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same agreement.
     Section 3.5 Statutory Notice. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
     IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment to Amended and Restated Credit Agreement as of the date first above written.

NCP EIGHT:			AGENT:

NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP, a Washington limited partnership			U.S. BANK NATIONAL ASSOCIATION

/s/ Colleen McEvoy

By:	Northland Communications Corporation, a Washington corporation, its General Partner		Colleen McEvoy, Vice President

LENDER:

	By:	/s/ Gary S. Jones	U.S. BANK NATIONAL ASSOCIATION

	Name:	Gary S. Jones

	Title:	President

/s/ Colleen McEvoy

Colleen McEvoy, Vice President
SIXTH AMEND TO CRED AGM.2